Exhibit 99.1

Bankruptcy Court Confirms Liquidation Plan for Energy Conversion Devices, Inc. and

United Solar Ovonic LLC

Auburn Hills, Mich., July 31, 2012 — Energy Conversion Devices, Inc. (“ECD”) (OTC: ENERQ.PK) and its wholly-owned subsidiary United Solar Ovonic LLC (“USO”) today announced that the United States Bankruptcy Court for the Eastern District of Michigan has confirmed its Second Amended Joint Plan of Liquidation.

On July 30, 2012, the United States Bankruptcy Court for the Eastern District of Michigan entered a confirmation order in respect of the Second Amended Joint Plan of Liquidation of ECD and USO (the “Plan”). The confirmation order is expected to become final on August 14, 2012, assuming no appeals of the order before that time, at which time, the Plan will be effective.

The Plan obtained overwhelming support from all classes of voting creditors and is a significant advancement of the company’s efforts to maximize the return to its creditors through an efficient administration of its bankruptcy cases.

The Plan provides for the treatment of claims against ECD and USO and equity interests in ECD. ECD and USO have completed sales of substantially all of their machinery, equipment, and inventory and are in the process of conducting sales of their intellectual property, real estate holdings, interest in Ovonyx, Inc. and other miscellaneous assets. The Plan provides for a liquidation trust to complete the liquidation, wind-up the affairs of ECD and USO, and to distribute the cash to creditors of each company on a consolidated basis. The Plan also establishes a warranty trust to settle warranty claims. The liquidation trust and warranty trust will be managed by an oversight committee comprised of selected unsecured creditors. On the effective date of the Plan, all equity interests in ECD will be cancelled.

On February 14, 2012, ECD and USO filed voluntary petitions for relief under Chapter 11 the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan. On May 23, 2012, ECD and USO filed a proposed plan of liquidation and disclosure statement with the Bankruptcy Court, both the proposed plan and disclosure statement were later amended and filed with the Bankruptcy Court on May 29, 2012 and May 31, 2012.

ECD and USO were represented by Honigman Miller Schwartz and Cohn LLP in the chapter 11 cases and their financial advisor was AlixPartners LLP.

Additional information regarding the bankruptcy proceedings is available at www.energyconversiondevices.com/restructuring.php.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information.

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All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

The risks and uncertainties and the terms of any reorganization or liquidation plan ultimately confirmed by the Court can affect the value of our various pre-petition liabilities, common stock and other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization or liquidation could result in holders of our liabilities and securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and securities is highly speculative. Accordingly, we urge caution be exercised with respect to existing and future investments in any of these liabilities and securities. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein, except as required by law.

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Contact:

Gregory G. Coppola

Energy Conversion Devices

+1 (248) 687-7835

gcoppola@uni-solar.com

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